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                                                                    EXHIBIT 23.3





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Amendment No. 1 Registration Statement 333-74478 on Form S-3 of TeamStaff, Inc., dated December 19, 2001, of our report dated March 2, 2001, related to the financial statements of BrightLane.com, Inc. (a development stage company) and contained in Registration Statement No. 333-61730 of TeamStaff, Inc. on Form S-4.


We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ DELOITTE & TOUCHE LLP



Atlanta, Georgia
December 19, 2001